UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 21, 2016

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders

The following actions were taken by the shareholders of 1st Source at the annual shareholders' meeting held April 21, 2016:

1.Election of Directors

The directors named below were elected to the Board of Directors, as follows:

Terms Expiring in April, 2019:

Nominee	Votes For	Votes Withheld	Broker Non-Vote
Daniel B. Fitzpatrick	21,284,430	1,265,469	2,259,223
Najeeb A. Khan	22,298,578	251,321	2,259,223
Christopher J. Murphy IV	21,989,966	559,933	2,259,223

In addition, the following directors continued in office after the 2016 annual meeting:

Terms Expiring in April, 2017:	Terms Expiring in April, 2018:
Vinod M. Khilnani	Allison N. Egidi
Rex Martin	Craig A. Kapson
Christopher J. Murphy III	John T. Phair
Timothy K. Ozark	Mark D. Schwabero

2.Approval of Amended 1982 Executive Incentive Plan

On February 26, 2016, the Board of Directors, acting through the Executive Compensation and Human Resources Committee, approved amendments to the 1982 Executive Incentive Plan. The amendments become effective upon shareholder approval.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
20,518,988	1,988,001	42,907	2,259,226

3.Approval of Amended Strategic Deployment Incentive Plan (formerly the 1998 Performance Compensation Plan)

On February 26, 2016, the Board of Directors, acting through the Executive Compensation and Human Resources Committee, approved amendments to the Strategic Deployment Incentive Plan. The amendments become effective upon shareholder approval.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
22,208,218	262,337	79,340	2,259,227

4.Ratification of the appointment of BKD LLP as 1st Source Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2016

The Audit Committee has appointed BKD LLP as the independent registered public accounting firm for 1st Source for the fiscal year ending December 31, 2016.

Votes For	Votes Against	Votes Abstain	Broker Non-Vote
24,661,017	96,862	51,243	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1st SOURCE CORPORATION
(Registrant)

Date: April 22, 2016	/s/ ANDREA G. SHORT
Andrea G. Short
Treasurer and Chief Financial Officer
Principal Accounting Officer